UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2024

NEXIMMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40045	45-2518457
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9119 Gaither Road Gaithersburg, Maryland	20877
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (301) 825-9810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NEXI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 2, 2024, NexImmune, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with a single healthcare focused institutional investor (the “Investor”), pursuant to which the Company agreed to issue and sell, in a registered direct offering priced at-the-market under the rules of The Nasdaq Stock Market (the “Registered Offering”), (i) an aggregate of 117,000 shares (the “Shares”) of common stock, par value $0.0001, of the Company (the “Common Stock”), at an offering price of $12.05 per share, and (ii) pre-funded warrants (the “Pre-Funded Warrants”) exercisable for up to 187,731 shares of Common Stock (the “Pre-Funded Warrant Shares”), at an offering price of $12.049 per Pre-Funded Warrant, for aggregate gross proceeds from the Offerings (as defined below) of approximately $3.67 million before deducting the placement agent fee (as described in greater detail below) and related offering expenses. The closing of the Offerings is expected to occur on or about February 6, 2024, subject to the satisfaction of customary closing conditions.

The Pre-Funded Warrants are being sold, in lieu of shares of Common Stock, to the Investor whose purchase of shares of Common Stock in the Registered Offering would otherwise result in the Investor, together with its affiliates and certain related parties, beneficially owning more than 9.99% of the Company’s outstanding Common Stock immediately following the consummation of the Registered Offering. Each Pre-Funded Warrant represents the right to purchase one share of Common Stock at an exercise price of $0.001 per share. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until the Pre-Funded Warrants are exercised in full.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Investor and customary indemnification rights and obligations of the parties. Pursuant to the terms of the Purchase Agreement, the Company has agreed to certain restrictions on the issuance and sale of its Common Stock or Common Stock Equivalents (as defined in the Purchase Agreements) during the 20-day period following the closing of the Offerings.

The shares of Common Stock and Pre-Funded Warrants (and shares of common stock underlying the Pre-Funded Warrants) are being offered by the Company pursuant to its shelf registration statement on Form S-3 (File No. 333-263399), which was filed with the Securities and Exchange Commission (the “SEC”) on March 9, 2022 and declared effective by the SEC on March 16, 2022 (“Registration Statement”), including the base prospectus contained therein, and a related prospectus supplement, dated February 2, 2024, filed with the SEC on February 5, 2024.

In a concurrent private placement (the “Private Placement” and, together with the Registered Offering, the “Offerings”), the Company agreed to issue to the Investor unregistered warrants to purchase up to an aggregate of 304,731 shares of Common Stock (the “Unregistered Warrants”) at an exercise price of $12.05 per share. Each Unregistered Warrant is exercisable immediately and will expire two years from the initial exercise date. The Unregistered Warrants and the shares of our Common Stock issuable upon the exercise of the Unregistered Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are not being offered pursuant to the Registration Statement and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and/or Rule 506(b) promulgated thereunder.

A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrants or the Unregistered Warrants to the extent that the holder would own more than 4.99% (or, at the purchaser’s option upon issuance, 9.99%) of the Company’s outstanding Common Stock immediately after exercise. However, upon at least 61 days’ prior notice from the holder to the Company, a holder with a 4.99% ownership blocker may increase the amount of ownership of outstanding Common Stock after exercising the holder’s Unregistered Warrants up to 9.99% of the number of the Company’s Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Unregistered Warrants.

Pursuant to an engagement letter dated as of October 4, 2023, as amended on January 9, 2024 (the “Engagement Letter”), by and between the Company and H.C. Wainwright & Co., LLC, as exclusive placement agent (the “Placement Agent”), the Placement Agent agreed to act as placement agent on a reasonable “best efforts” basis in connection with the Offerings. The Company agreed to pay the Placement Agent an aggregate cash fee equal to 7.0% of the gross proceeds from the sale of securities in the Offerings and a management fee equal to 1.0% of the gross proceeds raised in the Offerings. The Company also agreed to issue the Placement Agent (or its designees) warrants to purchase an aggregate of 21,331 shares of Common Stock (the “Placement Agent Warrants”) as compensation for the Offerings. The Placement Agent Warrants have an exercise price of $15.0625 per share, are immediately exercisable and expire on February 2, 2029. In addition, the Company agreed to pay the Placement Agent up to $25,000 for non-accountable expenses, up to $35,000 for its fees and expenses of legal counsel and other out-of-pocket expenses, and $15,950 for clearing fees.

Further, pursuant to the Engagement Letter, the Placement Agent is entitled to compensation with respect to any financing of the Company occurring within twelve months of the termination of the Engagement Letter when such financing is provided by investors whom the Placement Agent contacted or introduced to the Company during the term of the Engagement Letter. Further, pursuant to the Engagement Letter, the Placement Agent has a right of first refusal to act as sole book-running manager, sole underwriter or sole placement agent with respect to any public offering or private placement of equity, equity-linked or debt securities using an underwriter or placement agent occurring during the twelve-month period following the consummation of each offering. The Engagement Letter also includes indemnification obligations of the Company and other provisions customary for transactions of this nature.

The Common Stock is listed on The Nasdaq Capital Market. There is no established trading market for the Unregistered Warrants, and the Company does not intend to list the Unregistered Warrants on any securities exchange or nationally recognized trading system. Without a trading market, the liquidity of the Unregistered Warrants may be extremely limited.

The foregoing descriptions of the form of Pre-Funded Warrant, the form of Unregistered Warrant, the form of Placement Agent Warrant and the Purchase Agreement are not complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 4.1, 4.2, 4.3, and 10.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. relating to the legality of the issuance and sale of the securities offered in the Registered Offering is attached as Exhibit 5.1 hereto.

Item 3.02	Unregistered Sales of Equity Securities.

Reference is made to the disclosure under Item 1.01 regarding the Unregistered Warrants, the shares of Common Stock underlying the Unregistered Warrants, the Private Placement and the Placement Agent Warrants above which is hereby incorporated in this Item 3.02 by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As a result of the financing described above, the Company has determined to postpone its special meeting of stockholders for the purpose of approving the liquidation and dissolution of the Company and the Plan of Liquidation and Dissolution (the “Special Meeting”), which was previously scheduled to reconvene on Wednesday, February 7, 2024 at 10:00 a.m., Eastern Time in a virtual format, while continuing to pursue alternatives intended to maximize the value of the business and its assets. Subject to the outcome of the Company’s pursuit of alternatives to maximize the value of the business and its assets, the Company expects to call a new special meeting of the stockholders to seek approval of the plan of dissolution, set a new record date for the determination of stockholders of the Company entitled to vote at the Special Meeting, and file proxy materials relating to the Special Meeting with the Securities and Exchange Commission.

Item 8.01.	Other Events.

On February 2, 2024 the Company issued a press release announcing the Offerings, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Form of Pre-Funded Warrant.

4.2	Form of Unregistered Warrant.

4.3	Form of Placement Agent Warrant.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

10.1	Securities Purchase Agreement, dated as of February 2, 2024, by and between NexImmune, Inc. and the purchaser listed therein.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included with the opinion filed as Exhibit 5.1).

99.1	Press Release dated February 2, 2024.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXIMMUNE, INC.

By:	/s/ Kristi Jones
Kristi Jones
Chief Executive Officer

Date: February 5, 2024